Exhibit 21.1
------------

                             List of Subsidiaries


                                                Jurisdiction of Incorporation
Name                                                   of Organization
----                                            -----------------------------


Shire Holdings Limited                          Bermuda
Shire Pharmaceuticals Limited                   England and Wales
Shire Pharmaceutical Development Limited        England and Wales
Shire Pharmaceutical Contracts Ltd              England and Wales
Rybar Laboratories Limited                      England and Wales
Shire Holdings Europe Limited                   England and Wales
The Endocrine Centre Limited                    England and Wales
Sparkleflame Limited                            England and Wales
Ruby Acquisition Sub Inc.                       New Jersey
Shire Laboratories Inc.                         Delaware
Shire Richwood Inc.                             Kentucky
Shire Partners                                  Delaware
Shire Supplies U.S. LLC                         Delaware
Shire International Licensing BV                Netherlands
Laboratoires Murat SA                           France
Fuisz Pharma Beteiligungs GmbH                  Germany
Fuisz Technologies Holding GmbH                 Germany
Fuisz Pharma GmbH & Co. KG                      Germany